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                                        EXHIBIT 11

                            ACCEPTANCE INSURANCE COMPANIES INC.
                          COMPUTATION OF INCOME (LOSS) PER SHARE
                       Years Ended December 31, 1993, 1992 and 1991
                           (in thousands, except per share data)
                                        (unaudited)


                                                           Years Ended December 31,
                                                      __________________________________
                                                      1993(b)       1992         1991
                                                      ________    ________     _________
PRIMARY EARNINGS PER SHARE:
  Income (loss) from continuing operations            $ 7,586     $  (826)     $(23,110)
  Adjustment for interest expense reduction
    and interest income from assumed proceeds           2,403          --            --
                                                       ______      ______       _______
  Adjusted income (loss) from continuing
    operations                                          9,989        (826)      (23,110)
  Loss on discontinued operations                          --         (83)      (20,321)
                                                       ______      ______       _______
  Adjusted income (loss) before
    extraordinary item                                  9,989        (909)      (43,431)
  Extraordinary item                                       --          --           512
                                                       ______      ______       _______
  Adjusted net income (loss)                          $ 9,989     $  (909)     $(42,919)
                                                       ======      ======       =======

  Weighted average number of shares
    outstanding                                         8,335       3,432         3,410
  Adjustment for shares issuable                        3,227          --            --
                                                       ______      ______       _______
  Adjusted weighted average number of shares
    outstanding                                        11,562       3,432         3,410
                                                       ======      ======       =======

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  Continuing operations                               $  0.86     $ (0.24)     $  (6.78)
  Discontinued operations                                  --       (0.02)        (5.96)
                                                       ______      ______       _______

  Income (loss) before extraordinary item                 .86       (0.26)       (12.74)
  Extraordinary item                                       --          --          0.15
                                                       ______      ______       _______
  Net income (loss) per share                         $  0.86     $ (0.26)     $ (12.59)
                                                       ======      ======       =======

FULLY DILUTED EARNINGS PER SHARE:
  Income (loss) from continuing operations            $ 7,586     $  (826)     $(23,110)
  Adjustment for interest expense reduction
    and interest income from assumed proceeds           2,483          --            --
  Adjustment for addback of interest
    on convertible notes                                  239(a)      633            22
                                                       ______      ______       _______

  Adjusted income (loss) from continuing
    operations                                         10,308        (193)      (23,088)
  Loss on discontinued operations                          --         (83)      (20,321)
                                                       ______      ______       _______

  Adjusted income (loss) before
    extraordinary item                                 10,308        (276)      (43,409)
  Extraordinary item                                       --          --           512
                                                       ______      ______       _______

  Adjusted net income (loss)                          $10,308     $  (276)     $(42,897)
                                                       ======      ======       =======

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  Weighted average number of shares
    outstanding                                         8,427       3,432        3,410
  Adjustment for effect of outstanding
    options and warrants                                   --           6            7
  Adjustment for shares issuable                        3,426          --           --
  Adjustment for convertible notes                        249(a)      633           14
                                                       ______      ______       ______

  Adjusted weighted average number of shares
    outstanding                                        12,102       4,071        3,431
                                                       ======      ======       ======

  Continuing operations                               $  0.85     $ (0.05)     $ (6.73)
  Discontinued operations                                  --       (0.02)       (5.92)
                                                       ______      ______       ______

    Income (loss) before extraordinary item              0.85       (0.07)      (12.65)

  Extraordinary Item                                       --          --         0.15
                                                       ______      ______       ______

  Net income (loss) per share                         $  0.85     $ (0.07)(a)  $(12.50)(a)

                                                       ======      ======       ======

(a)  This calculation is submitted in accordance with Regulation S-K item 601(b)(11)
although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-
dilutive result.

(b)  As of December 31, 1993, the number of shares of the Company's common stock obtainable on exercise of outstanding options and warrants in the aggregate exceeds 20% of the common shares outstanding.  Therefore, the method of calculating earnings per share has been adjusted accordingly as provided by APB Opinion No. 15.
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